Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of CSX CORPORATION, a Virginia Corporation, which is to file with the Securities and Exchange Commission, Washington, D. C., a Form 10-K for fiscal year ended December 26, 2008 hereby constitutes and appoints Carolyn T. Sizemore and Ellen M. Fitzsimmons his/her true and lawful attorneys-in-fact and agents, for him/her and in his/her name, place and stead to sign said Form 10-K, and any and all amendments thereto, with power where appropriate to affix the corporate seal of CSX Corporation thereto and to attest said seal, and to file said Form 10-K, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

/s/ DONNA M. ALVARADO	/s/ GILBERT H. LAMPHERE
Donna M. Alvarado	Gilbert H. Lamphere
February 11, 2009	February 11, 2009

/s/ ALEXANDRE BEHRING	/s/ JOHN D. McPHERSON
Alexandre Behring	John D. McPherson
February 11, 2009	February 11, 2009

/s/ JOHN B. BREAUX	/s/ TIMOTHY T. O'TOOLE
John B. Breaux	Timothy T. O'Toole
February 11, 2009	February 11, 2009

/s/ STEVEN T. HALVERSON	/s/ DAVID M. RATCLIFFE
Steven T. Halverson	David M. Ratcliffe
February 11, 2009	February 11, 2009

/s/ CHRISTOPHER HOHN	/s/ DONALD J. SHEPARD
Christopher Hohn	Donald J. Shepard
February 11, 2009	February 11, 2009

/s/ EDWARD J. KELLY, III	/s/ MICHAEL J. WARD
Edward J. Kelly, III	Michael J. Ward
February 11, 2009	February 11, 2009